(LOGO)
 Principal                              Principal Life
 Financial Group                        Insurance Company

Mailing Address:                        Principal Flexible
Des Moines, IA 50392-1840               Variable Annuity Application


1. Replacement
Do you have any pending or inforce life insurance coverage or annuity contracts?
  ____ Yes        ____No
Will this  annuity  replace or change any pending or inforce  life  insurance or
annuity contracts?     ____ Yes      ____ No
If Yes, give details, listing company name and policy/contract number
_______________________________________________________________________________

If Yes, this is a: __ Section 1035 exchange __Direct Transfer of IRA Proceeds

2.  Plan Type
___IRA    ____ SEP    ____Simple IRA    ____Pension Trust    ____Tax Year ______
___Rollover IRA       ____IRA Transfer  ____Non Qualified
___Other___________________


3.  Annuitant
Name-First__________  Middle_________  Last___________________  ___Male___Female
Birth Date______________ Social Security/Tax ID Number____________
 Phone Number (__)_________
Address-Street_________________________ City_____________State______ Zip_______

4.  Owner
Name-First__________  Middle_________  Last___________________  ___Male___Female
Birth Date______________ Social Security/Tax ID Number____________
 Phone Number (__)_________
Address-Street_________________________ City_____________State______ Zip_______
Is Owner a:___Corporation       ___Trust    ___Partnership   ___Custodian

Optional
5.  Joint Owner/Joint Annuitant
        Must be Spouses. Not applicable for qualified contracts.
____ Owner and Annuitant are to be Joint Owners and Joint Annuitants.

Optional
6.  Power of Attorney Enclose supporting documents.
____Yes  ____No    If Yes ___Durable  ___Non Durable   ___Durable Postponed

Name of Authorized Person given Power of Attorney_______________________________ Phone Number of Authorized Person (____) _______________________________________

7.  Owner's Beneficiary(ies)
Primay___________________________   Relationship to Owner ______________________
Contingent ______________________   Relationship to Owner ______________________

8.  Annuitant's Beneficiary(ies)
Primary__________________________   Relationship to Annuitant___________________
Contingent_______________________   Relationship to Annuitant___________________

9.  Annual Enhanced Death Benefit Option
Annual Enhanced Death Benefit Rider:  ____ Yes    ____ No
If neither box is marked then the Rider will NOT be added.

10. Purchase Payment Information
___Initial Purchase Payment $____________ Make checks payable to Principal Life
   Insurance Company. Minimum payment of $2500 Non-Qualified, $1000 Qualified, or $100 Pre-authorized Checking Withdrawal or Employer Billing.

___Purchase Payment Credit Rider:  ____Yes    ____ No
   If neither box is marked then the Rider will NOT be added. Fixed Dollar Cost Averaging (DCA) Accounts are not available if rider is elected.

___Monthly PreAuthorized Withdrawal-First Payment Drawn on (Date)______________
                                                                  MM/DD/YYYY
                         (Not available on the 29th, 30th, or 31st of any month) Transit Routing # ________________ Account #________________________________
   ___Checking Account          ___Savings Account

11. Purchase Payment Allocation Use whole number percentages.

Aggressive Growth                            ___%
AIM V.I. Growth                              ___%
AIM V.I. Growth and Income                   ___%
AIM V.I. Value                               ___%
Asset Allocation                             ___%
Balanced                                     ___%
Bond                                         ___%
Capital Value                                ___%
Fidelity VIP Growth                          ___%
Fidelity VIP II Contrafund                   ___%
Fixed Account                                ___%
Fixed DCA 6 Month*                           ___%
Fixed DCA 12 Month*                          ___%
Government Securities                        ___%
Growth                                       ___%
International                                ___%
International Emerging Markets               ___%
International SmallCap                       ___%
Janus Aspen Aggressive Growth                ___%
LargeCap Growth                              ___%
LargeCap Growth Equity                       ___%
LargeCap Stock Index                         ___%
MicroCap                                     ___%
MidCap                                       ___%
MidCap Growth                                ___%
MidCap Growth Equity                         ___%
Money Market                                 ___%
Real Estate                                  ___%
SmallCap                                     ___%
SmallCap Growth                              ___%
SmallCap Value                               ___%
Utilities                                    ___%
TOTAL                                        100%

* Must allocate a minimum of $1000 to a Fixed DCA Account and complete Fixed DCA Account Allocation section below.

____Fixed DCA Account Allocation Use whole percentages.

  Transfer from Fixed DCA 6 Month to:      Transfer from Fixed DCA 12 Month to:
  1._____________________  ___%            1._____________________  ___%
  2._____________________  ___%            2._____________________  ___%
  3._____________________  ___%            3._____________________  ___%
  4._____________________  ___%            4._____________________  ___%
  5._____________________  ___%            5._____________________  ___%

12. Employer Information

    Complete this section if Payroll Deduct IRA, SEP, Simple IRA, Pesion Trust or in connection with a Non-Qualifed Employer Plan.
Name of Company_______________________________Name of Company Contact___________
Address-Street_______________________City____________Zip______Phone Number______
__Employer Billing(List Bill) Annualized Amount: $________
  Frequency:  __Monthly  __Quarterly  __Semi-Annually  __Annually

13. Rate Lock-In for Fixed Account and/or Fixed DCA Account(s)
Applies only to Initial Purchase Payment. If rate lock-in is selected, the lock-in will apply to the Fixed Account and any Fixed DCA Accounts.

This rate is guaranteed only if the money is received in our home office within 90 days of the date of this application.

___Lock-in current rate
Fixed Account___%for one year Fixed DCA 6 Month ____% Fixed DCA 12 Month ___% If the box is not marked, the rate in effect at the time the money is received will apply

14. Scheduled Transfer (dollar cost averaging)
Transfer Start Date (MM/DD/YYYY) _________________
Must be 30 days after the effective date of the contract. Not available on the 29th, 30th, or 31st day of any month.
Frequency:  ___Quarterly   ___Semi-Annually   ___Annually

Use whole percentages and dollar amounts by the selected Division or Fixed Account. Not available for Fixed DCA Accounts.

     Investment Option     Amount          Investment Option       Percentage
     Transferring From                     Transferring To
1._____________________  $__________  ________________________   _____________%
2._____________________  $__________  ________________________   _____________%
3._____________________  $__________  ________________________   _____________%
4._____________________  $__________  ________________________   _____________%
5._____________________  $__________  ________________________   _____________%
__Check here to elect 2% from Fixed Account and indicate "Investment Option Transferring To" in the section above. Leae "Amount" transferring from blank.

15. Automatic Portfolio Rebalancing
Automatic Portfolio Rebalancing is NOT available for the Fixed Account and Fixed DCA Accounts.
A. Frequency:  __Quarterly  __Semi-Annually  __Annually  Effective Date_________
                                                                    (MM/DD/YYYY)
   Not available on the 29th, 30th, or 31st of any month. If a date is not specified, the effective date will be the contract anniversary date.
B. __One Time Rebalancing. Specified Future Date (MM/DD/YYYY) __________________ Rebalance my contract as follows:
   __Same as Purchase Payment Allocation (Section 11)
   __Rebalance as listed below:

     Investment Option    Percentage     Investment Option       Percentage
  _____________________  __________%  ________________________   _____________%
  _____________________  __________%  ________________________   _____________%
  _____________________  __________%  ________________________   _____________%

16. Telephone and Internet Transfer Authorization
I (We) want telephone transaction services as described in the prospectus.
   ____ Yes    ____ No
I (We) want Internet transaction services as described in the prospectus.
   ____ Yes    ____ No
If these boxes are not checked, telephone and Internet services will apply. Telephone or Internet instructions received from any joint contract owner will be binding on all owners.

17. Scheduled Partial Surrenders (flexible withdrawal option) Accumulated contract value must be $5000 to elect FWO.
___Accumulated Interest Only
   Fixed Account only, NOT available on Fixed DCA Accounts.
___The minimum required distribution for customers over age 70 1/2.
Base minimum required distribution payments on:
___My life expectancy only.
___The joint life expectancy of me and my spouse.

Spouse's Birth Date______________________________
Spouses's Social Security #______________________
___Specified Amount $_______________
     Investment Option    Percentage
1._____________________  __________%
2._____________________  __________%
3._____________________  __________%
4._____________________  __________%

Effective Date (MM/DD/YYYY)___________
Must be 30 days after the effective date of the contract. Not available on the 29th, 30th, or 31st day of any month. The check will be mailed from our Annuity Service Office or funds will be electronically transferred 2 days after the effective date you specify.
Frequency:   ___Monthly   ___Quarterly   ___Semi-Annually   ___Annually
Tax Withholding:   ___Yes   ___ No
Method of Payment:  ___Check   ___Direct Deposit:
                                  Transit Routing#_________ Account #___________
                                  __Checking Account   __Savings Account

18. Waiver of Surrender Charge Rider

On the contract date, if you or any annuitant are confined in a Health Care Facilitiy, eligible for Social Security disability payments or diagnosed with a terminal illness, you will not be able to use that condition to qualify for benefits under the Waiver of Surrender Charge Rider. This Rider is automatically added to your Contract where available. There is a one-year waiting period before the rider is effective and the rider will not be issued for ages 86 and over.

19. Fraud Notices

Arkansas: Any person who knowingly and with intent to defraud any insurance company or other person submits a statement of claim or any application form containing any materially false information or conceals for the purpose of misleading information, concerning any fact material thereto commits a fraudulent insurance act which is a crime. Such actions may be considered felonies and subject to criminal and civil penalties, including imprisonment and fines. In New York, civil penalties cannot exceed five thousand dollars and the state value of the claim for each such violation.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a contract owner or claimant for the purpose of defrauding or attempting to defraud the contract owner or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

District of Columbia/Virginia: WARNING: IT IS A CRIME TO PROVIDE FALSE, MISLEADING, OR INCOMPLETE INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING THE COMPANY OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES AND DENIAL OF INSURANCE BENEFITS.

Kentucky/Maine: Any person, who knowingly and with intent to defraud any insurance company or other person, files an application for insurance containing any materially false information or conceals for the purpose of misleading information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime.

Louisiana: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

New Mexico: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.


20. Signature and Tax Certification

I have read this application and have had the opportunity to read the prospectus and agree to all its terms. In addition, I authorize the instructions in this application. I have been given the opportunity to ask questions regarding this investment, and they have been answered to my satisfaction. All of the statements in this application are true and complete to the best of my knowledge and are the basis of any annuity issued. I certify under penalty of perjury (Check the appropriate response):

___ That the Social Security number or taxpayer identification number show is correct and that the IRS has never notified me that I am subject to backup withholding, or has notified me that I am no longer subject to backup withholding. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

___ I have not been issued a taxpayer identification number but have applied for such number, or intend to apply for such number in the near future. I understand that if I do not provide a correct taxpayer identification number to Principal Life Insurance Company within 60 days from the date of this certification, backup withholding as described in the prospectus will commence.

___  I am subject to backup withholding.

Benefits based on the performance of the separate account are variable and not guaranteed as to dollar amount.


Proposed Annuitant's Signature         Date (MM/DD/YYYY)   Signed at City, State

______________________________         _________________   _____________________

Proposed Owner's Signature             Date (MM/DD/YYYY)   Signed at City, State
     (If other than Annuitant)
______________________________         _________________   _____________________

If the Annuitant is also the Joint Owner, the above Proposed Annuitant's signature also represents his or her signature as Joint Owner.

___ Check here to request a copy of the Statement of Additional Information for this contract.

Registered Representative's Signature                          Date MM/DD/YYYY

_______________________________________________________________________________
Print Registered Representative's Name                         Phone Number
                                                               (    )
_____________________________________________________________  ________________


Home Office Use Only
   Princor Financial Services Corporation
   Review (Home Office)                           Date (MM/DD/YYYY)

_______________________________________________________________________________


(LOGO)
 Principal                              Principal Life
 Financial Group                        Insurance Company

Mailing Address:
Des Moines, IA 50392-1840               Marketer's Report

For Proper Credit This Page Must Be Completed
--------------------------------------------------------------------------------
Agency Office Name and Office Number         Group Office Name and Office Number
------------------------------------------------------------------

--------------------------------------------------------------------------------
Registered Representative        Rep Tax ID Number   Rep Detail Code    Credit %
------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Group Rep Name                                 Group Rep Code
------------------------------------------------------------------

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To be Completed by Selling Firm
(A selling agreement must be in place if not sold through Princor)
--------------------------------------------------------------------------------
Broker/Dealer's Name
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Broker/Dealer Street Address         City                          State   ZIP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Asset Based Compensation
--------------------------------------------------------------------------------

If this product is being sold through an outside broker dealer, a separate form (DD 1372) will need to be completed.

For questions on these commission options, please refer to your commission schedule.

____Option A    ____Option B     ____Option C
o    Will be reduced for ages 76-85 and / or premiums over $2 million.
o Default option: If no commission option is selected, or if more than one option is selected, the default commission option shall be Option A.
o Split Commissions: If there are multiple selling representatives, they must all choose the same commission option.
o Option B and C are not available for Internal 1035 Exchanges or Direct Transfers when reduced commissions are paid.


Replacement
--------------------------------------------------------------------------------
ALL QUESTIONS MUST BE ANSWERED BY THE REPRESENTATIVE AND THIS REPORT MUST BE SIGNED.

1.   Do you know, or have reason to believe, that replacement is or may be
     involved in this transaction?      ____Yes    ____No
     If "Yes",  is this ___Section 1035 Exchange
        ___or a Direct Transfer of IRA Proceeds?     (Please choose only one)

2. Please answer the following question about existing insurance or annuity contracts, issued or under a binding conditional receipt by this or any other company. Do you have reason to believe that any such other contract has been or will be subjected to borrowing, assigned, reduced, modified, adjusted, lapsed, canceled, exchanged, partial or fully surrendered, changed to reduced paid-up or extended term, or subject to an automatic premium loan in connection with the purchase of the insurance or annuity contract applied for?

      ____Yes      ____No

     If "Yes", to either question above, give all details not already provided on the application, including company name and contract number and what has been or will be done to the existing contract(s):

     ---------------------------------------------------------------------------

3. Do you certify you have explained to the applicant that discontinuing or changing the existing policy or annuity contract may involve disadvantages, including but not limited to surrender charges or tax consequences, and that a careful comparison of existing benefits should be made before applying for this contract?

     ____Yes    ____No

     ____Not applicable because questions 1 and 2 were answered "No".

The answers to each question on the application were recorded exactly as given, and true to the best of my knowledge.
--------------------------------------------------------------------------------
Soliciting Representative        City                State      Date MM/DD/YYYY

--------------------------------------------------------------------------------


(LOGO)
 Principal                              Principal Life
 Financial Group                        Insurance Company

                                        Variable Products
Mailing Address:                        Broker/Dealer
Des Moines, IA 50392-1840               Account Form


Owner Information
--------------------------------------------------------------------------------
Primary Owner Name (First, MI, Last) Date of Birth     Soc. Sec. No. or Fed. Tax
                                     (MM/DD/YYYY)            I.D. No.

-----------------------------------------------------------------------------
Joint Owner Name (First, MI, Last)   Date of Birth     Soc. Sec. No. or Fed. Tax
                                     (MM/DD/YYYY)            I.D. No.

--------------------------------------------------------------------------------

Street Address                                         E-Mail Address

--------------------------------------------------------------------------------
City                          State     Zip            Home Phone
                                                      (      )
--------------------------------------------------------------------------------
State of Primary Residence  Is Registered Representative registered in client's
                             resident state?     ____Yes    ____No
--------------------------------------------------------------------------------
Your Citizenship is:                                                   Country
 ___U.S.  ___Resident Alien (1078)  ___Non-Resident Alien (W-8)-Indicate
--------------------------------------------------------------------------------
Retired  Name of Employer (If Retired, List Prior        Nature of Business
                    Occupation and Employer)
__Yes __No
--------------------------------------------------------------------------------
Employer's Street Address      Occupation       Years with Present Employer
                                                or in Retirement
--------------------------------------------------------------------------------
City                         State     Zip            Business Phone
                                                     (      )
--------------------------------------------------------------------------------

Owner(s) Suitability Information (used to help confirm that transactions are consistent with your goals)
--------------------------------------------------------------------------------
   Primary Investment Objective*
       (check only one)

 ___Variable Life - Death Benefit   ___Variable Annuity-Long Term/Retirement

 Secondary Investment Objective*           Risk Exposure*
                            (check only one)

___Income  ___Long-term growth             ___Low   ___Moderate  ___High
--------------------------------------------------------------------------------

   Marital       Years of        Number of  Fed. Tax       Estimated Annual    Liquid Net Worth*           Other Investments and
   Status        Investment      Dependents Bracket*       Income              (Do Not Include Primary     Savings*
                 Experience*                                                   Residence)

                                                    %   $                   $                            $

--------------------------------------------------------------------------------
   *Corporate/Trust Applicants must complete for suitability review.

Source of Funds To Be Invested
--------------------------------------------------------------------------------
___Current Income   ___Personal Savings   ___CD/Money Market Fund
___Mutual Fund Liquidation*   ___Qualified Plan Distribution
___Insurance Proceeds (Surrender/Loan)*   ___IRA Rollover*
___Transfer from an Annuity Contract*     ___Other

    *Please complete the Variable Contract Switch Disclosure below.

Variable Contract Switch Disclosure
--------------------------------------------------------------------------------

I understand that it is Princor's policy not to recommend one financial product be replaced with another unless a person's investment or personal objectives can be served better by such switching/replacing. I understand that I may incur a front-end sales charge, contingent deferred sales charge, or surrender charges. I understand I may incur income taxes due to this transaction. If my original investment was in a family of funds or a variable contract, I realize that I might be able to exchange to a fund or separate account within the family or contract without incurring a sales charge. I made my original purchase approximately______________ year(s) ago.
                                          ------
I am making this exchange because:
___Lower Cost Structure   ___Need for Death Benefit   ___Need for Tax-Deferral
___Other_______________________________________________________________________
                                                      ____(Please initial)

Financial Institution Disclosure
--------------------------------------------------------------------------------
I understand that the investment product that I have purchased is offered through a Registered Broker Dealer. My Registered Representative has disclosed to me, orally and in writing, that the securities products purchased or sold are:
o    Not insured by the Federal Deposit Insurance Corporation [FDIC]
o Not deposits or other obligation of the financial institution and are not guaranteed by the financial institution; and
o    Subject to investment risks, including possible loss of principal invested.

Signature
--------------------------------------------------------------------------------
Sign below exactly as your name appears on this form. For joint registration, all owners must sign. Please note that the Customer Agreement contains a pre-dispute arbitration agreement which is set forth in paragraphs 8 and 9 of the enclosed Customer agreement. I acknowledge receiving a copy of this agreement.

--------------------------------------------------------------------------------
Owner's Signature                                          Date (MM/DD/YYYY)

--------------------------------------------------------------------------------
Joint Owner's Signature                                    Date (MM/DD/YYYY)

--------------------------------------------------------------------------------
Registered Representative     Registered Representative's    RR Detail Code &
Printed Name                  Signature                      Percent

--------------------------------------------------------------------------------
Registered Representative     Registered Representative's    RR Detail Code &
Printed Name                  Signature                      Percent

--------------------------------------------------------------------------------
Registered Principal's Approval and Acceptance               Date of Approval
                                                            (MM/DD/YYYY)

--------------------------------------------------------------------------------


Customer Agreement - This Customer Agreement is between the Account Owner(s) (referred to as I) and Princor Financial Services Corporation (referred to as
You).
--------------------------------------------------------------------------------

1.   Successors
     This agreement and its provisions shall be continuous, and shall be for the benefit of your present organization, and any successor organization or assigns, and shall be binding upon me and/or the estate, executors, administrators and assigns.

2.   Age
     If an individual, I represent that I am of legal age.

3.   Orders and Statements
     Reports of the execution of orders and statements of the contract shall be conclusive if not objected to in writing. The former within two days and the latter within ten days, after forwarding to me by mail or otherwise.

4.   Force Majeure
     You shall not be liable for loss or delay caused directly or indirectly by war, natural disasters, government restrictions, exchange or market rulings or other conditions beyond your control.

5.   Joint Owners
     This contract is owned jointly, unless you are notified otherwise and the required documentation is provided, the contract(s) shall be held jointly with right of survivorship (payable to either, or the survivor). Each joint owner irrevocably appoints the other as attorney-in-fact to take all action on their behalf and to represent them in all respects in connection with this Agreement. You shall be fully protected in acting but shall not be required to act upon the instructions of either joint owner. Each shall be liable, jointly and individually, for any amounts due to you pursuant to this Agreement, whether incurred by either or both.

6.   Address
     Communications may be sent to me at the address which is on file at your office, or at such other address as may hereafter be given to you in writing. All communications so sent, whether by mail, telegraph, messenger or otherwise, shall be deemed given to me personally, whether actually received or not.

7.   Recording Conversations
     I   understand   and  agree  that  for  our  mutual   protection   you  may
     electronically record any of our telephone conversations.

8.   ARBITRATION DISCLOSURES

     *    ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

     * THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL.

     * PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

     *    THE ARBITRATORS'  AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR
          LEGAL   REASONING   AND  ANY  PARTY'S  RIGHT  OR  APPEAL  OR  TO  SEEK
          MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

     * THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

9.   AGREEMENT TO ARBITRATE CONTROVERSIES

     IT IS AGREED THAT ANY CONTROVERSY BETWEEN US ARISING OUT OF YOUR BUSINESS OR THIS AGREEMENT, SHALL BE SUBMITTED TO ARBITRATION CONDUCTED BEFORE THE NATIONAL ASSOCIATION OF SECURITIES DEALERS INC. AND IN ACCORDANCE WITH ITS RULES. ARBITRATION MUST BE COMMENCED BY SERVICE UPON THE OTHER PARTY OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE.

     NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIM ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL; (I) THE CLASS CERTIFICATION IS DENIED; (II) THE CLASS ACTION IS DECERTIFIED; OR
     (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

     Securities are offered through Princor Financial Services Corporation, a company of the Principal Financial Group,
                    711 High Street, Des Moines, Iowa 50392.
        Princor Financial Services Corporation member SIPC. 800-247-4123


Understanding Your Principal Variable Annuity
--------------------------------------------------------------------------------

You have purchased a FLEXIBLE VARIABLE ANNUITY. Annuities are designed as long-term retirement savings vehicles for individuals allowing for tax-deferred build up of the earnings. If you are purchasing this variable annuity to fund a tax qualified retirement plan, you should be aware that this tax deferral feature is available with any investment vehicle and is not unique to a variable annuity.

There are many benefits to a variable annuity that may mean a higher cost compared to other types of investments. These benefits include protection for your beneficiaries (through a guaranteed death benefit), access to a fixed account, and the ability to choose among multiple investment advisors. In addition, you can select a retirement income option that best fits your needs. A retirement income option unique to annuities is one that provides an income you can't outlive.

During the accumulation phase, purchase payments you contribute may be allocated to a fixed interest account and to several separate account divisions. The separate account divisions fluctuate in value and with them, you bear the investment risk, including the possible loss of principal. Investment results depend on the performance of the separate account divisions within the annuity. Therefore, the accumulated value of this product may be worth more or less than your original cost.

The product does offer certain guaranteed features that depend on the claims paying ability of Principal Life Insurance Company. However, annuity contracts are not insured by the FDIC or any other federal agency. Annuities are not deposits or other obligations of a bank and are not guaranteed by any bank.

Separate Account Divisions - You have the ability to choose from a variety of separate account divisions. Each division has a separate objective and invests in shares of an underlying mutual fund. However, you are not purchasing a mutual fund. Your prospectus contains a complete list of separate account divisions and the expenses associated with them.

Fixed Account

          Initial Interest Rate - The initial ___________% (if applicable) and is guaranteed for one year. Any interest rate is subsequent purchase payments receive the interest rate in effect on the date received in the home office. The interest rate assigned to a purchase payment is guaranteed until the next contract anniversary.

          Renewal Interest Rate - On each anniversary date, a renewal interest rate is determined for the entire fixed account accumulated value. This renewal rate is guaranteed until the next contract anniversary. The renewal interest rate set on each contract anniversary and the interest rates credited to new premiums paid between anniversary dates will differ, and may be higher or lower than the interest rate paid on the initial premium.

          The Company determines all interest rates at its sole discretion. Interest rates set may depend on many factors, including current and prior investment conditions, the financial experience and objectives of the company, and other circumstances. Interest rates credited will change over time but are guaranteed not to be less than 3.00%.


Fixed DCA Accounts
          Fixed DCA 6 Month - The initial interest _____________% and is guaranteed for six months. Any subsequent purchase rate is payments receive the interest rate in effect on the date received in the home office for the remainder of the six month period.
          Fixed DCA 12 Month - The initial interest __________% and is guaranteed for twelve months. Any subsequent purchase rate is payments receive the interest rate in effect on the date received in the home office for the remainder of the twelve month period.

Annual Fee - The lesser of $30 or 2% of your contract year-end accumulated value will be deducted from your accumulated value. This fee is currently waived if you own or jointly own Principal Variable Annuity Contracts with combined accumulated value of $30,000 or more.

Surrender Charges - There is a surrender charge scale on your contract of 6,6,6,5,4,3,2,0 (based on contract years) and surrender charges will apply to any surrenders in excess of your free surrender privilege (see prospectus for details). There are no surrender charges for amounts used to purchase a benefit option or amounts paid out at death.

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Withdrawals made prior to age 59 1/2 may incur a 10% IRS penalty.

Other Expenses - A mortality and expense risk charge and, in certain circumstances, a Transaction Fee and state premium taxes are deducted under the contract (see prospectus for details). The Company has also reserved the right to assess a daily Administrative Expense Charge.

There are also deductions from and expenses paid out of the assets of the Mutual Funds which are described in the Mutual Funds' prospectus.

Annual Enhanced Death Benefit - This rider is optional. If elected, the annual cost is .20 percent (state variation may apply). The charge is deducted from your contract's division value at the end of each calendar quarter (.05 percent quarterly). This charge will not be added to the Mortality and Expense Risks charge on your contract. You may terminate the rider at any time. Once terminated, the rider cannot be reinstated.

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Signature of Owner             City                   State     Date  MM/DD/YYYY

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Signature of Joint Owner       City                   State     Date  MM/DD/YYYY
(NA for NJ, NY or PA)

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Signature of Representative    City                   State     Date  MM/DD/YYYY

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